U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                  ON FORM SB-2

                            Zomex Distribution, Inc.
             (Exact name of registrant as specified in its charter)

Nevada                              7372
--------                            ----                              ----------
(State or other         (Primary Standard Industrial            (I.R.S. Employer
jurisdiction of          Classification Code Number)         Identification No.)
incorporation or
organization)

7828 Birch Bay Drive JL404, Blaine, Washington                            98230
----------------------------------------------                            -----
(Address of registrant's principal executive offices)                (Zip Code)

                                 (250) 767-2961
              (Registrant's Telephone Number, Including Area Code)

                              Thomas E. Stepp, Jr.
                              Stepp Law Corporation
                           1301 Dove Street, Suite 460
                         Newport Beach, California 92660
                                  949.660.9700
                             Facsimile 949.660.9010
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                     CALCULATION OF REGISTRATION FEE
======================= =================== ==================== ======================= ===============
 Title of each class          Amount         Proposed maximum       Proposed maximum        Amount of
    of securities             to be           offering price           aggregate          registration
  to be registered          registered           per share           offering price            fee
----------------------- ------------------- -------------------- ----------------------- ---------------
Common Stock,
$.001 par value             9,371,905            $ 0.10               $937,190.50            $247.42
======================= =================== ==================== ======================= ===============

The offering price per share for the selling security holders was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             Preliminary Prospectus
                            Zomex Distribution, Inc.,
                              a Nevada corporation

                        9,371,905 Shares of Common Stock

This prospectus relates to 9,371,905 shares of common stock of Zomex Distribution, Inc., a Nevada corporation, which are issued and outstanding shares of our common stock, acquired by the selling security holders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933. No national securities exchange or the Nasdaq Stock Market lists the common stock being offered by the selling security holders, and we have not applied for listing or quotation with any national securities exchange or automated quotation system.

The shares of common stock offered by the selling security holders have not been registered for sale under the securities laws of any state as of the date of this prospectus. Brokers or dealers effecting transactions in the shares of our common stock should confirm the registration thereof under the securities laws of the states in which transactions occur or the existence of any exemption from registration.

The selling security holders may from time to time sell the shares on the OTC Bulletin Board, on any other national securities exchange or automated quotation system on which the common stock may be listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. We will not receive any of the proceeds from the sale of those shares being offered.

See the section of this prospectus entitled "Risk Factors" beginning on page 6 for factors to be considered before investing in the shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                  The date of this prospectus is July __, 2001
                             Subject to completion.

                                TABLE OF CONTENTS

Prospectus Summary .........................................................4
Risk Factors................................................................6
Use of Proceeds.............................................................9
Determination of Offering Price.............................................9
Dilution....................................................................9
Selling Security Holders...................................................10
Plan of Distribution.......................................................15
Legal Proceedings..........................................................16
Directors, Executive Officers, Promoters and Control Persons...............16
Security Ownership of Certain Beneficial Owners and Management.............17
Description of Securities..................................................18
Interest of Named Experts and Counsel......................................18
Disclosure of Commission Position on Indemnification for
Securities Act Liabilities.................................................18
Organization Within Last Five Years........................................19
Description of Business....................................................19
Management's Discussion and Analysis of Financial Condition and
Results of Operations......................................................24
Description of Property....................................................24
Certain Relationships and Related Transactions.............................24
Market for Common Equity and Related Stockholder Matters...................25
Executive Compensation.....................................................26
Financial Statements.......................................................26
Changes in and Disagreements with Accountants on Accounting and
Financial Disclosure.......................................................41
Legal Matters..............................................................41
Experts....................................................................41
Additional Information.....................................................41
Indemnification of Directors and Officers..................................42
Other Expenses of Issuance and Distribution................................43
Recent Sales of Unregistered Securities....................................43
Exhibits...................................................................43
Undertakings...............................................................44
Signatures    .............................................................45

Prospectus Summary
------------------
Our Business:                      Our principal business address is 7828 Birch
                                   Bay Drive JL404, Blaine, Washington; our telephone number (250) 767-2961.

                                   We are a developmental stage company and we recently acquired an early or basic version of convention registration software. We plan to develop that software into full featured, multi-platform software and market it to convention centers and businesses that facilitate conventions. The software is designed to:

                                     o   execute registration of guests and
                                         exhibitors and classify each guest by
                                         type;
                                     o   complete all receivable functions,
                                         including billing, cash collection and
                                         receipt printing;
                                     o   provide tax receipts for professional
                                         courses taken;
                                     o   operate on a multi- user basis,
                                         handling conventions from 2,500 to
                                         10,000 delegates; and
                                     o   allow monitors to be placed around the
                                         convention center, so delegates could
                                         retrieve their messages.

                                   The software is currently using the OS/2 platform and is designed to work with Unix. We intend to enhance this software by further developing it and adapt it to accommodate a number of other requirements, such as enabling the software to operate with Windows, as our marketing strategy evolves.

                                   Our goal is to be the leading provider of information services and technology in the convention software industry. We believe that our role in the information process will enable us to achieve this goal. The following are key elements to the successful implementation of this goal:

                                     o   establish a dominant position in the
                                         market for convention registration
                                         solutions, by establishing a market for
                                         convention registration solutions with
                                         little human assistance and become the
                                         market leader by creating a dedicated
                                         sales force to market the existing
                                         product and continually find ways to
                                         improve and expand it;
                                     o   develop marketable software solutions
                                         by continuing to build the core
                                         technologies developed in the
                                         convention software to offer advanced,
                                         easy-to-use products based on a
                                         flexible platform that can be easily
                                         upgraded to include advanced features,
                                         such as providing clients with the
                                         ability to choose which platform they
                                         desire, e.g., Unix, OS/2 or Windows;
                                     o   enter new and existing markets and
                                         increase the number of our customers by
                                         seeking opportunities to utilize our
                                         technology and experience with
                                         convention software to create
                                         additional "branded" national services.
                                         We intend to continue to market our
                                         software to new and established
                                         convention centers and representatives
                                         and to utilize their customer
                                         relationships and reputations for
                                         quality products to attract new key
                                         customers;
                                     o   develop strategic alliances and pursue
                                         acquisition opportunities by
                                         establishing relationships with other
                                         participants in the convention
                                         industry, members of the financial
                                         information services, as well as the
                                         Internet and information industries, to
                                         enhance the functionality and market
                                         presence of our services. We believe
                                         that these relationships will increase
                                         brand recognition of our services and
                                         help to increase our customers and
                                         assist us with locating and acquiring
                                         assets, technology and businesses that
                                         provide complementary services or
                                         access to new markets and customers.

Our State of Organization:              We were incorporated in Nevada on
                                        August 12, 1998.

Number of Shares Being Offered:         We are registering 9,371,905 shares of
                                        our common stock held by 273 of selling
                                        security holders. The offered shares
                                        were acquired by the selling security
                                        holders in private placement
                                        transactions which were exempt from the
                                        registration and prospectus delivery
                                        requirements of the Securities Act of
                                        1933.

Number of Shares Outstanding            9,371,905 shares of our common stock
After the Offering:                     are issued and outstanding. We have no
                                        other securities issued.

Estimated use of                        We will not receive any of the proceeds
proceeds:                               from the sale of those shares being
                                        offered.

                                  RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative and involves a lot of risks. No purchase of our common stock should be made by any person who is not prepared to lose the entire amount of his or her investment.

Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words, such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or other variations thereon or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

We currently have only one officer and director, Peter Buckley. He is engaged in other activities that could have conflicts of interest with us. Therefore, he may not devote sufficient time to our affairs.

Mr. Buckley has existing responsibilities and may have additional responsibilities to provide management and services to other entities. As a result, conflicts of interest between us and the other activities of those entities may occur from time to time, in that Mr. Buckley, and any of our future officers and directors, may have conflicts of interest in allocating time, services, and functions between the other business ventures in which they may be or become involved and our affairs.

We operate in a significantly competitive industry, and we may not have adequate resources to market and distribute our software in a manner to compete successfully.

The markets in which we sell our software is intensely competitive, subject to rapid change, and significantly affected by new product introductions and related marketing activities of industry participants. We expect competition to increase in the future from existing competitors and from companies that may enter our existing or future markets with similar or substitute solutions that may be less costly or provide better performance or functionality than our software. Many of our current and potential competitors have longer operating histories, greater name recognition, larger installed customer bases, significantly greater financial, technical, marketing and other resources than ours. As a result, these competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements, or devote greater resources to the development, promotion and sale of their products than we may be able to do. They could also use their superior financial resources, market power, service or technical resources and installed base of customers to compete effectively against us. There are no significant barriers to entry in this market and, thus, there can be no assurance that other companies will not choose to create similar convention software.

Competitors possess industry-specific expertise that may enable them to offer solutions where they already have reputations among potential customers. There can be no assurance that these competitors, some of whom have significantly greater resources than we do, will not market competitive software products in the future. It is also possible that new competitors or alliances among competitors will emerge and rapidly acquire significant market share.

To be successful in the future, we must respond promptly and effectively to the challenges of changing customer requirements, technological change and competitors' innovations. Increased competition will probably result in price reductions, reduced gross margins and loss of market share, any of which could materially adversely affect our business, financial condition, results of operations and business prospects. Additionally, we may be required to reduce prices or increase spending in response to competition in order to pursue new market opportunities or to invest in research and development efforts and, as a result, our operating results in the future may be adversely affected. There can be no assurance that we will be able to compete successfully against current and future competitors or that competitive pressures we will encounter will not materially adversely affect our business, financial condition, results of operations and business prospects.

We may not be able to protect our intellectual property and other proprietary rights from infringement by third parties.

We will rely primarily on a combination of copyright and trade secret laws, confidentiality procedures and contractual provisions to protect our proprietary rights. We believe that factors such as the technological and creative skills of our personnel, new product developments, frequent product enhancements, name recognition and reliable product maintenance will be essential to establishing and maintaining our position in the convention software market. As part of our confidentiality procedures, we plan to enter into non-disclosure agreements with our employees, distributors and associates and limit access to and distribution of our software, documentation and other proprietary information. We intend to protect our software, documentation and other written materials pursuant to trade secret and copyright laws, which afford only limited protection. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary. Policing unauthorized use of our products will be difficult, and while we are unable to determine the extent to which piracy of our software products will exist, software piracy can be expected to be a persistent problem. In addition, the laws of some foreign countries do not protect our proprietary rights as fully as do the laws of the United States. There can be no assurance that our means of protecting our proprietary rights in the United States or elsewhere will be adequate or that the competition will not independently develop similar technology.

We may in the future receive communications from third parties asserting that our products, trademarks or other proprietary rights require a license of intellectual property rights or infringe, or may infringe, on their proprietary rights. However, we are not aware of any claims, which, if infringed, would result in any material adverse effect to our financial condition or results of operations. As the number of software products in the industry increases, and the functionality of these products further overlaps, we believe that software developers may become increasingly subject to infringement claims. Any such claims, with or without merit, could be time consuming to defend, result in costly litigation, divert our attention, cause product shipment delays, or require that we enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to us, if at all. In the event that a successful claim of product infringement is made against us, our failure or inability to license the infringed or similar technology, our business, operating results and financial condition would be materially and adversely affected.

In addition, we may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Litigation to determine the validity of any claims could cause us significant expense and divert the efforts of our technical and management personnel from productive tasks, whether or not such litigation is determined in our favor. In the event of an adverse ruling in any such litigation, we may be required to pay substantial damages, discontinue the use and sale of infringing products, and spend significant resources to develop non-infringing technology or obtain licenses for infringing technology. Our failure to develop or license a substitute technology could have a material adverse effect on our business, financial condition, results of operations and business prospects.

We anticipate that we will need to raise additional capital to market and distribute our software and continue to develop our business. Our failure to raise additional capital will significantly limit our marketing activities and business development.

To further develop, market and distribute our software and complete our business development, we will be required to raise additional funds. We cannot guarantee that we will be able to obtain additional financing at commercially reasonable rates. We anticipate that we will spend a significant amount of our funds on the marketing and promotion of our software. The minimum amount necessary to complete our current business development plans is approximately $400,000. We anticipate requiring approximately $200,000 over the next twelve months for employee wages; $20,000 to lease facilities; $50,000 for professional fees; $30,000 for office furnishings and equipment, including computer equipment; $10,000 for website development; and $90,000 for working capital. Our failure to obtain additional funds would significantly limit or eliminate our ability to fund our development, sales and marketing activities. This would have a material adverse effect on our ability to continue our operation and compete effectively.

We anticipate that we may seek additional funding by public or private sales of our securities. That could include equity securities, or through commercial or private financing arrangements. Adequate funds may not be available when needed or on terms acceptable to us. In the event that we are not able to obtain additional funding on a timely basis, we may be required to limit any proposed operations or eliminate certain or all of our marketing programs.

Our ability to raise additional capital by the sale of our stock may be harmed by competing resales of our common stock by the selling security holders. The price of our common stock could fall if the selling security holders sell substantial amounts of our common stock. These sales would make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate, because the selling security holders may offer to sell their shares of common stock to potential investors for less than we do. Moreover, potential investors may not be interested in purchasing shares of our common stock if the selling security holders are selling their shares of common stock.

Our inability to generate revenues will affect our ability to market our convention software.

To date we have not generated any revenue from our software. In the future we may not be able to generate revenues to market and sell our convention software package effectively. Our failure to sell our software could adversely affect our business and financial performance. If we are unable to generate revenues, we anticipate that our marketing activities will be very limited. Also, our expenses will be limited to the day-to-day expenditures necessary to conduct business.

We have incurred losses since inception and substantial doubt exists about our ability to continue as a going concern. Since our formation on August 12, 1998, we have incurred losses in all reporting periods. At March 31, 2001, we have accumulated a deficit during the development stage of $20,692 and have working capital and shareholders' deficiencies. The auditor's report on our December 31, 2000 financial statements includes an explanatory paragraph that states that we have not generated revenues and have an accumulated deficit since inception, factors which raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Our only current officer and director, Mr. Buckley, owns 425,000 shares of our common stock, or 4.53% of our issued and outstanding shares. As our only officer and director, Mr. Buckley exerts almost total control over our operations, except for matters requiring approval of our shareholders.

Because we may be subject to the "penny stock" rules, the trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, such as shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on Nasdaq. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control of the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

We lack a public market for shares of our common stock, which may make it difficult for investors to sell their shares.

There is no public market for shares of our common stock. We cannot guaranty that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and the introduction of new products and services. Factors such as announcements of new or enhanced products by us or our competitors and quarter-to-quarter variations in our results of operations, as well as market conditions in the technology sector may have a significant impact on the market price of our shares. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of stock of many companies, particularly technology companies, and that often has been unrelated or disproportionate to the operating performance of those companies.

Because we lack a public market for shares of our common stock, the offering price of the shares will be arbitrarily determined by the selling security holders. Therefore, investors may lose all or part of their investment if the price of their shares is too high.

Our common stock is not publicly traded and we do not participate in the OTC Bulletin Board, an electronic quotation medium for securities not traded on a securities exchange. We cannot guaranty that an active public market for our stock will develop or be sustained. Therefore, the offering price of shares of our common stock may be arbitrarily determined by the selling security holders. Accordingly, purchasers of our common stock may lose all or part of their investments if the price of their shares is too high. A purchase of our stock in this offering would be "unsuitable" for a person who cannot afford to lose his or her entire investment.

We are registering all of our issued and outstanding shares of common stock, including those shares owned by our only current officer and director, Mr. Buckley. The selling security holders, including Mr. Buckley, may sell all of their shares immediately after those shares are registered, which could significantly decrease the price of our common stock and reduce Mr. Buckley's desire to see us succeed.

All of the stock owned by the selling security holders will be registered by the registration statement of which this prospectus is a part. In the event that the selling security holders sell some or all of their shares, the price of our common stock could decrease significantly. If Mr. Buckley sells all or most of his shares, he would no longer have the same incentive to see us succeed. Moreover, a conflict of interest may occur between Mr. Buckley's duties to us and his personal interest in selling his shares. We cannot assure you that Mr. Buckley will not sell some or all of his shares as soon as those shares are registered.

Use of Proceeds
---------------

We will not receive any proceeds from the sale of shares of our common stock being offered by the selling security holders.

Determination of Offering Price
-------------------------------

Factors Used to Determine Share Price. The selling security holders may sell our common stock at prices then prevailing or related to the then current market price or at negotiated prices. The offering price has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of the shares of our common stock indicative of current market value for our assets. No valuation or appraisal has been prepared for our business and potential business expansion.

Dilution
--------

The shares offered for sale by the selling security holders are already issued and outstanding and, therefore, do not create additional dilution.

Selling Security Holders
------------------------

The following table sets forth the number of shares which may be offered for sale from time to time by the selling security holders. The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling security holders. None of the selling security holders has held any position or office with us, except as specified in the following table. Other than the relationships described below, none of the selling security holders had or have any material relationship with us.

NAME OF SELLING
SHAREHOLDER                                  NUMBER OF SHARES

Firm Foundation                                   863,125
David Goertz                                      845,000
Luke Stack                                        425,000
453816 B.C. Ltd                                   845,000
Ken Hogenes                                       845,000
Dave DeVries                                      420,000
Ralph Bromely                                     850,000
Ingrid Wagner                                     425,000
Bob Young                                         850,000
Peter Buckley                                     425,000
Brent Mussche                                     845,000
Hank Van der Woerd                                850,000
Terry Scott                                       850,000
Adam, Ray C                                           100
Adams, Ronald G.                                      100
Adelman, Donald                                       100
Adler, Marie Rose                                     100
Adoff, Seymour                                        100
Anis, Rose                                            100
Avallone, Anthony                                     100
BCM Investments Inc.                               10,300
Barber, Ray E                                           3
Bayek, Dorothy G                                      100
Bedford, Charles B                                    100
Berzansky                                               2
Bethesda Church of God                                  7
Bischoping, Frank/Joan                                100
Bonacci, Sam                                          100
Bookman, George B                                     100
Boorady, Frederick A                                  100
Boorady, Frederick A                                  100
Boorady, Frederick A                                  100
Boorady, Marilyn A                                    100
Boorady, Marilyn A                                    100
Bousman, Neil S                                       100
Boyd, Marie M                                         100
Boyd, Michael A                                       100
Boyle, James C                                        100
Branch, Joe                                           100
Brooks, Christopher                                   100
Bruce, Calvin                                           2
Bruno, Joseph M                                         1

Budlong, Barry                                        100
Caffall, Peter                                        100
Caramagoyo, Dominic                                   100
Cavagnuolo, Salvatore F                               100
Cavallaro, Joseph J                                   100
Cebulski, Chester                                     100
Coble, John E                                         100
Cole, Terri                                             2
Comotti, Elmo/Margaret                                  1
Contant, Roger                                        100
Coons, Bernard                                        100
Curtis, Franklin T                                    100
Cuva, Anthony                                         100
Cuylear, Charles                                        2
Cuylear, Israel                                         2
Davids, Harold                                        100
Davidson, Davy                                        100
Davidson, Edward M                                    100
Davidson, Robert B                                    100
Deibel, David L                                       100
Diamond, Michael                                       60
Diamond, Morris                                       100
Diamond, Shirley                                      200
Dibella, John                                         100
Dobaj, Frances M.                                     100
Dobbs, Marian F                                       100
Doyle, Peter G                                        100
Dudek, Bernard                                        100
Dudek, John                                           100
Dudick, Anthony                                       100
Dupree, Collen/Thelma                                   1
Duvall, David                                         100
Dyer, John                                            100
Eakle, Darrel W                                       100
Edelman, Laurie                                       100
Edly, Alan                                            100
Elardo, Vincent F                                     100
Elliott, Stephen                                      100
Eylward, Jason                                        100
Fadel, Skina                                          100
Feduke, Michael                                       100
Fiduciary Trust Co                                    100
Fifield, James G                                      100
Flanagan, James P                                     100
Fox, Joseph                                           100
Franchell,Raymond/Marlyn                              100
Gaymar, Bizian                                        100
Gebhardt, Roland                                      100
Gluhanich, Gerald                                       3
Gold, David                                           100
Goldey, John S                                        100
Goldstein, Robert                                       1

Good, Edwin/Carol                                     100
Goodman, Geraldine                                    100
Goodman, Mimi                                         100
Habib, George                                         100
Hayden, Amy K.                                        100
Haymes, Michael                                       100
Heap, Harold W                                        100
Heckman, Robert                                       100
Heidel, David E                                       100
Heiner III, Earl W                                      3
Henck, Harriet R.                                     100
Hennessey, James C                                    100
Hill, Dennis C                                        100
Hilliard, Hal                                         100
Hoboken, Cynthia S                                    100
Hodge, Joe D                                          100
Hodges, Dewey                                         100
Hodges, James M                                       100
Hodges, John E                                        100
Hodges, Richard R                                     100
Hoffberg, William E                                   100
Hoffman, Edwin A                                      100
Hoffman, Herbert S                                    100
Hoffman, Ross                                         100
Hoffman, Ruth                                         100
Hoffman, Theresa                                      100
Hoffman, Walter                                       100
Hoffman, Walter/Marjorie                              100
Hudgins, C Jeffrey                                    100
Huyler, Helen E                                       100
Hyder, June                                           100
Hydrick, Mrs Peter                                    100
Hyland, John                                          100
Hyland, T.S.                                          100
Hyman, Daniel                                         100
Iodice, Austin                                        100
Jaszewski, Casimer J                                  100
Jaszewski, Hella T                                    100
Jeffries, Quinton R                                   100
Jeniczka, Richard R                                   100
Joyce, John F                                         100
Judge, Jeremy G                                       100
Kauffman, Phillip                                     100
Kaufman, Harry                                        100
Kaylif, Jerry/Elizabeth                               100
Kennedy, Mary Kovalsky                                100
Klein, Donald                                         100
Koffman, David L                                      100
Kozak, Antonin                                        100
Kress, Patricia A                                     100
Labella, Louis P Jr                                   100
Lamendola, Louis P                                    100

LaMorte, Patsy                                        100
Landsman, William                                     100
Lane, Richard                                         100
Laux, David F                                         100
Lavallee, Merle E.                                    100
LeBlanc, Paul Andre                                   100
LeDuc, Barbara Ann                                    100
Leone, James                                          100
Ling-Diamond, Jessica                                   8
Ling-Diamond, Mahalia                                   8
Loveless, Graden E                                    100
Lubavitch, Chabad                                     100
Lubell, Alan                                          100
Luttinger, Bernardin/Thomas                             1
Luxenberg, Amy D                                        8
Luxenberg, Stephany                                     8
Luxenberg, Suzanne                                     60
Lyman, John Jr                                        100
Madhani, Arun J.                                      100
Mandeville, Olga                                      100
Marino, Robert R                                      100
Marino, Robert R                                      100
Marino, Robert R                                      100
Marino, Robert R                                      100
Marshall, Akimi                                       100
Mayhew, David                                         100
Mazzo, Louis G                                        100
McGinley, Michael D                                   100
Merzel, Moishe                                          3
Merzel, Rose                                            4
Metz, Horace/Margaret                                 100
Meyers, Esther                                        100
Mills, Carole                                         100
Morrissey, Stephen                                      2
Nacca, Joseph R                                       100
Naclerio, Louise Sidoli                               100
Nadelman, Melvin                                      100
Nadich, Judah                                         100
Naidich, David P                                      100
Napiorkowski, Witold M                                100
Naylor, Susan                                         100
Needham, Dottie                                       100
Neufeld, Milton Revoc.Trust                           100
Neufeld, Stephen                                      100
Neukomm, Hans                                         100
Neville, Susan                                        100
Niedeber, Irwin                                       100
Noble, James W                                        100
Novick, Edward                                        100
Novick, Julius                                        100
Osber, Martin                                         100
Phelps, Bruce                                         100

Phillips, Richard/Marion                              100
Pikuzinski, Edmund                                    100
Pokorak, Joseph H                                     100
Potter, Barbara L                                     100
Raviola, Frank D                                      100
Redak, Harvey E                                       100
Reeg, Donald H                                        100
Rehwinkel, Joseph L.                                  100
Rice, Donovan                                         100
Rievman, Ellen                                        100
Roche, Gerald D                                       100
Rodbell, Sidney                                       100
Rogers, Clarence A                                    100
Rose, Richard                                         100
Rozewicz, Walter                                      100
Rudolph, Rolland R                                    100
Ryberg, John C                                        100
Safier, Alice                                           5
Sall, Lawrence                                        100
Saraf, John                                           100
Sardi, Joseph/Elda                                    100
Savage, James H                                       100
Sayler, John M                                        100
Scholl Valentine                                      100
Seidmann, Paula Jane                                  100
Seostrom, Lillian                                     100
Simons, Benton R.                                     100
Sklarsky, Richard A                                   100
Smith, June L                                         100
SOE Trust                                             100
Sokol, Stephen                                        100
Southward Investments                                 200
Spector, Helene R.                                    100
Strong, Warner/Mary                                   100
Sukenik, Rachelle                                      60
Sukenik, Shira                                          8
Sukenik, Shraga                                         8
Sylvester, Anna                                       100
Takahashi, Yoshiko                                    100
Taylor, Frank J                                       100
Taylor, George J. Jr                                  100
Taylor, Jane Lincoln                                  100
Taylor, Joan Alice                                    100
Taylor, Robert F. Jr                                  100
Taylor, Rosalind E                                    100
Tedford, Kenneth                                      100
Thaler, Elizabeth E                                   100
Thompson, Tenley                                        2
Thorp, Brian                                          100
Tietjen, Robert H.                                    100
Tobin, Alexander                                      100
Todd, Thomas                                          100

Tramdot Development Corp.                             200
Tyler, Edward                                         100
Tyler, Louise                                         100
Upoff, Barry                                          100
Webler, Roy F.                                        100
Weeks, Robert                                         100
Wehmann III, A Conrad                                 100
Weiblen, William/Eileen                               100
Weinberg, Robert                                        4
Weit, Gerald                                          100
White, Richard G.                                     100
Widmann, Robert T                                     100
Widmer, Caroline                                      100
Wilke, Barbara H                                      100
Woodman, Harry                                        100
Woodman, Russell/Phyllis                              100
Wyckoff, Claire                                       100
Wygmans, John                                         100
Wyle, T. Alan                                         100
Wylie, Deborah                                        100
Zagoloff, Anna                                          1
Zipkin, Sylvia                                        100
Zygrel, John                                          100



Plan of Distribution
--------------------

The selling security holders may sell our common stock in the over-the-counter market, or on any securities exchange on which our common stock is or becomes listed or traded, in negotiated transactions or otherwise. The selling security holders may sell our common stock at prices then prevailing or related to the then current market price or at negotiated prices. The shares will not be sold in an underwritten public offering.

The shares may be sold directly or through brokers or dealers. The methods by which the shares may be sold include:

  o purchases by a broker or dealer as principal and resale by such broker or dealer for its account;
  o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
  o    privately negotiated transactions.

Brokers and dealers engaged by selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling security holders (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated. Broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so, acting as agent for a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such selling security holder. Broker-dealers who acquire shares as principal may resell those shares from time to time in the over-the-counter market or otherwise at prices and on terms then prevailing or then related to the then-current market price or in negotiated transactions and, in connection with such resales, may receive or pay commissions.

The selling security holders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling security holders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts. The shares may also be sold pursuant to Rule 144 pursuant to the Securities Act of 1933 beginning one year after the shares were issued.

We have filed the Registration Statement, of which this prospectus forms a part, with respect to the sale of the shares by the selling security holders. There can be no assurance that the selling security holders will sell any or all of the offered shares.

Pursuant to the Securities Exchange Act of 1934 and the regulations pursuant thereto, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions which limit the timing of purchases and sales of our common stock by the selling security holders.

We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this Registration Statement, they are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

Legal Proceedings
-----------------

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons
------------------------------------------------------------

Executive Officers and Directors. We are dependent on the efforts and abilities of Peter Buckley, who is currently our only officer and sole director. The interruption of Mr. Buckley's services would have a material adverse effect on our operations, profits and future development, if a suitable replacement for him was not promptly obtained. We anticipate that we will enter into employment agreements with Mr. Buckley, but we cannot guaranty that he will remain with us during or after the term of his employment agreement. In addition, our success depends, in part, upon our ability to attract and retain other talented personnel. Although we believe that our relations with our personnel are satisfactory and that we will continue to be successful in attracting and retaining qualified personnel, we cannot guaranty that we will be able to continue to do so. Mr. Buckley will hold office until his resignation or removal. The following table and biographical information provides additional information about Mr. Buckley which potential purchasers of our common stock should consider before making any investment decision.

===================== ============ ============================================
Name                      Age      Position
--------------------- ------------ --------------------------------------------
Peter C. Buckley          48       President, Secretary, Treasurer,and Director
===================== ============ ============================================

Peter C. Buckley has been our president, secretary, treasurer, and sole director since December 23 1998, and he is therefore solely responsible for management of our company. Since June 30, 1998, Mr. Buckley has also been the Secretary and a director of Backup-2-net Services, Inc., which operaties an internet service which provides backup and encrypted copies of client's critical files and records. He served as a management consultant to Exan Mercedes, which markets and develops software for dental office management, from September 1997 to June 1998. Mr. Buckley also served as a supervisor for the Oldham Corporation, managing the city of Oldham, England's city maintenance crews from September of 1977 through September 1997. Mr. Buckley currently resides at 5205 Buchanan Road, Peachland, British Columbia, Canada, VOH 1X1. He is David DeVries' uncle and John DeVries' brother-in-law, shareholders who hold, in the aggregate, 1,283,125 shares of our issued and outstanding common stock.

There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining Mr. Buckley from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting him of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 1, 2001 by each person or entity known by us to be the beneficial owner of more than 5% of the issued and outstanding shares of our common stock and by our sole officer and director.

Title of Class      Name and Address of Beneficial   Amount and Nature of Beneficial    Percent of Class
                    Owner                            Owner
---------------     ------------------------------   -------------------------------    -----------------
Common Stock        Peter Buckley                    425,000 shares; president,               4.5%
                                                     secretary and sole director
Common Stock        Firm Foundation                  863,125 shares; principal                9.2%
                                                     shareholder
Common Stock        David Goertz                     845,000 shares; principal                9.0%
                                                     shareholder
Common Stock        453816 B.C. Ltd.                 845,000 shares; principal                9.0%
                                                     shareholder
Common Stock        Ken Hogenes                      845,000 shares; principal                9.0%
                                                     shareholder
Common Stock        Ralph Bromely                    850,000 shares; principal                9.1%
                                                     shareholder
Common Stock        Bob Young                        850,000 shares; principal                9.1%
                                                     shareholder
Common Stock        Brent Mussche                    845,000 shares; principal                9.0%
                                                     shareholder
Common Stock        Hank Van der Woerd               850,000 shares; principal                9.1%
                                                     shareholder
Common Stock        Terry Scott                      850,000 shares; principal                9.1%
                                                     shareholder

Common Stock                                         All directors and named executive        4.5%
                                                     officers as a group

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control. We are not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Description of Securities
-------------------------

We are authorized to issue 100,000,000 shares of $.001 par value common stock. Each share of common stock has equal rights and preferences, including voting privileges. We are authorized to issue 10,000,000 shares of $.001 par value preferred stock. As of April 1, 2001, 9,371,905 shares of our common stock and no shares of our preferred stock were issued and outstanding.

Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

Interest of Named Experts and Counsel
-------------------------------------

No "expert", as that term is defined pursuant to Regulation Section 228.509(a) of Regulation S-B, or our "counsel", as that term is defined pursuant to Regulation Section 228.509(b) of Regulation S-B, was hired on a contingent basis, or will receive a direct or indirect interest in us, or was a promoter, underwriter, voting trustee, director, officer, or employee of us, at any time prior to the filing of this Registration Statement.

Disclosure of Commission Position on Indemnification for
Securities Act Liabilities
-------------------------------------------------------------------------------
Article VIII of our Articles of Incorporation provides that we shall indemnify any director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil or criminal, judicial, administrative or investigative, by reason of the fact that he or she is or was serving at our request as a director, officer or member of another corporation, partnership, joint venture, trust or other enterprise, if he or she acted in good faith or in a manner he or she reasonably believed to be in our best interests. With respect to any criminal action or proceeding, he or she must have had no reasonable cause to believe his or her conduct was unlawful. Article VIII of our Articles of Incorporation also provides that:

  o we shall indemnify any officer or director who has been successful on the merits, or otherwise, in defense of any action, suit, or proceeding against all expenses reasonably incurred by him or herin connection with out the necessity of an independent determination that such director or officer met any appropriate standard of conduct;
  o such indemnification shall continue as to any person who has ceased to be an officer or director; and
  o we shall have the power to make any other or further indemnification except an indemnification against gross negligence or willful misconduct, under any resolution or agreement duly adopted by our board of directors, or duly authorized by a majority of our shareholders.

Article IX of our Articles of Incorporation provides that no director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, that the foregoing shall not apply to any liability of a director for any action for which the Nevada Business Corporation Act proscribes this limitation, and then only to the extent that this limitation is specifically proscribed.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Indemnification Agreements. We will enter into indemnification agreements with each of our directors and executive officers. We will agree to indemnify each such person for all expenses and liabilities, including monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director. In order to be entitled to indemnification by us, such person must have acted in good faith and in a manner such person believed to be in our best interests. With respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities resulting from the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Organization Within Last Five Years
-----------------------------------

Transactions with Promoters. Our shareholders received their shares as a distribution from Trans-National Software Distributors, Ltd. and, therefore, no promoters or founders were compensated for forming the company.

Description of Business
-----------------------

Our Background. Zomex Distribution, Inc. was incorporated pursuant to the laws of the State of Nevada on August 12, 1998. In the year ended December 31, 1999, we acquired software from Trans-National Software Distributors, Ltd., a Nevada corporation, by the issuance of 9,371,905 shares of our $.001 par value common stock to that company, which stock ultimately was distributed to the existing shareholders of Trans-National.

Our Business. We are a developmental stage company and we recently acquired an early version of convention registration software. We plan to develop that software into full feature, multi-platform software and market that software to convention centers and businesses that facilitate conventions. The software is designed to:

  o    execute registration of guests and exhibitors and classify each by type;
  o complete all receivable functions, including billing, cash collection and receipt printing;
  o    provide tax receipts for professional courses taken;
  o operate on a multi- user basis, handling conventions from 2,500 to 10,000 delegates; and
  o allow monitors to be placed around the convention center so delegates could retrieve their messages.

The software is currently using the OS/2 platform and will be able to be used with a Unix based system. Our development efforts are directed with a view to enhance the software by further developing the software and adapt it fit a number of other needs, such as moving the product into a Windows based platform, as our marketing strategy evolves.

Our goal is to be the leading provider of information services and technology in the convention software industry. We believe that our role in the information process should enable us to achieve this goal. The following are key elements to the successful implementation of this goal:

  o establish a dominant position in the market for convention registration solutions by establishing a method for convention registration solutions with little human assistance and become the market leader by creating a dedicated sales force to promote and market our software;

  o continue to develop and improve our software solutions by enhancing our technologies and offer advanced, easy-to-use software that can be easily upgraded to include advanced features, such as Unix, OS/2 or Windows;

  o penetrate new and existing markets and increase the number of our customers by seeking opportunities to utilize our technology and experience with software to create additional "branded" national services. We intend to continue to market our software to new and established convention centers and representatives and to utilize their customer relationships and reputations for high quality products to attract new customers;

  o create strategic alliances and pursue acquisition opportunities by relationships with other participants in the convention industry, members of the financial information services, as well as the Internet and information industries, to enhance the functionality and market presence of our software. We believe that these relationships will increase brand recognition of our software and help increase the number of our customers and assist us with seeking and acquiring assets, technology and businesses that provide complementary services or access to new markets and customers.

Industry Background. The convention software industry includes a significant variety of participants and complex information and transactions. We believe that costs associated with booking, registering and distributing guests, classrooms and exhibitors booths, convention registration-related staffing costs and registration system information technology expenses, represent a significant proportion of total operating costs. Our software simplifies the complexity of booking and registration information and transaction flows, thereby reducing the distribution costs of courses offered and exhibitors' rental of space. We believe that revenues delivered from electronically booked registrations will increase at a higher rate than overall convention industry revenues, as a greater number of conventions acquire electronic booking capabilities.

The registration and commission payment processes in the convention industry are complex and information intensive. Making a registration requires significant amounts of data, such as rates, features and availability. This complexity is compounded by the need to confirm, revise or cancel registrations, which generally requires that multiple parties have ongoing access to real-time registration information. Similarly, the process of reconciling and paying ticket agencies is based on transaction-specific convention data. In addition, information regarding cancellations and "no-shows" needs to be accurately communicated in order to reconcile commission payments.

Registrations by exhibitors for conventions are made by direct registrations by the traditional methods of telephone or facsimile machine to ascertain rates, features and availability and to make registrations. Increasingly, individuals can conduct all aspects of this transaction by central registration and websites.

Registrations by guests for conventions are made either directly by individual travelers or indirectly by intermediaries. Individual travelers typically make direct registrations by the traditional methods of telephone or facsimile machine to ascertain rates, features and availability and to make registrations. Increasingly, individuals can conduct all aspects of this transaction by central registration and ticket agencies websites. Intermediaries for convention registration access information either by telephone, facsimile machine or websites.

A number of current trends are affecting the convention industry:

  o The convention industry has been shifting from manual to electronic means of making guest or exhibitor registrations. As more conventions become electronically bookable, we expect that electronic convention registrations will increase substantially in the United States during the next several years.

  o An increasing number of individual travelers and exhibitors are making convention registrations electronically on the Internet.

  o Convention commissions are becoming increasingly important to ticket agencies as a source of revenue. Ticket agencies desire to increase their revenue by making more convention registrations to offset the effects of increased competition among ticket agencies.

  o Participants in the ticket industry increasingly desire detailed, customized information regarding convention distribution that can be delivered in a timely manner. Much of the information currently available regarding convention distribution does not contain in-depth detail about the information that is valuable to a potential guest.

Products and Services.

We plan to continue developing and marketing our convention registration software, which is designed specifically for booking and billing of registration, classrooms and exhibitors. With our software in its current form, it takes care of registrations of guests and exhibitors and classifies them by type. All receivable functions, including billing, cash collection and receipt printing, are completed. Our software is capable of giving tax receipts for professional courses taken. Our software is designed to be multi- user and can handle conventions from 2,500 to 10,000 delegates. Our software also has a messaging system that allows monitors to be placed around the convention so delegates could retrieve their messages. Our software is currently using the OS/2 platform and soon will be able to use a Unix based system.

Our development efforts are directed with an intent to enhance our current software. However, we intend to modify this software and adapt it to fit a number of other requirements, such as moving the software into a Windows based platform, as our marketing strategy evolves.

Our Website. We intend to use our website initially to provide our information, including our address, telephone number and e-mail address. If we generate revenues, we intend to further develop the website to market the software. If we generate significant revenues from the sale of our software, we plan to expand and design our website to serve as a digital community for businesses and convention attendees. A community website allows interaction and exchange of information between businesses and consumers. For example, our proposed convention community website would allow business and consumers to interact regarding new products, and up-to-date information regarding conventions within the United States and elsewhere, for both the businesses involved and individual attendees. Our proposed digital community website could be developed to allow users to interact with other convention contributors and attendees and obtain advice, products and services from vendors, as well as purchase our software and related products.

Internet Advertising. If we generate significant revenues, we anticipate that we will expand and develop our website as a digital community website for businesses and consumers. If we develop our website as we anticipate, we believe that we will be able to generate advertising revenues from companies seeking to advertise their products and services to the convention community, such as venues, catering companies, etc., and desire to advertise our on website. According to the Internet Ad Bureau's article entitled "What Advertising Works," which was compiled by Forrester Research, Inc., a independent research firm that analyzes the future of technology change and its impact on businesses, consumers, and society, the Internet is emerging as a desirable method for advertisers, due to the growth in the number of Internet users, the amount of time Internet users spend on the Internet, the increase in electronic commerce, the interactive nature of the Internet, the Internet's global reach, the ability to reach targeted audiences and a variety of other factors.

According to the Internet Ad Bureau's Internet Ad Revenue Report dated April 18, 2000, which is conducted independently by PricewaterhouseCoopers, many of the largest advertisers in traditional media, including consumer products companies, automobile manufacturers and others, have increased their use of Internet advertising. The Internet Ad Revenue Report also specifies that larger companies will begin to allocate significant portions of their total advertising budgets for Internet advertising. We believe that significant revenues can be generated from online advertising, initially from small business service providers and product vendors and, as use of our website increases, from advertisers, such as consumer products companies.

Our Target Markets and Marketing Strategy. Our goal is to be the leading provider of information services and technology in the convention software industry. We believe that our central role in the information process will enable us to achieve this goal.

Our intended sales strategy is to focus on targeted markets by a direct sales force in conjunction with strategic marketing alliances. The direct sales force would be responsible for demonstrating and selling our software products. The primary functions of the direct sales force are: (i) to ensure that existing and potential customers in each territory are being contacted regularly, (ii) to differentiate the features and capabilities of our products from competitive products, (iii) to assist customers with the implementation of their products and (iv) to serve as a direct link to assure quality and timely customer support. In addition, we believe that the direct sales staff helps to monitor changing customer requirements, as well as the development of industry standards.

Additionally, we believe that achieving a high level of customer satisfaction is critical to our long-term success. We intend to deliver our software by an organization composed of trained professionals who define specific customer requirements and create a solution for each customer. In addition, we intend to offer training and education for customers and representatives of our strategic marketing allies and distributors. We also intend to maintain a comprehensive maintenance and support program, providing 24-hour per day, 7-day support by an automated customer support system.

Our promotion activities will be directed to generating and raising industry awareness to our presence and our products. We expect that our advertising and promotional efforts will focus on this goal. We intend to implement a plan which will target software companies that offer support services to their customers. We are planning to use controlled circulation publications and other print advertising methods in conjunction with our planned website, to reach the market.

If we expand our software to target a wider range of customers, our marketing activities are also expected to expand. Direct mail supported by telemarketing, a strong Internet presence, and third party relationship will all be explored as our strategy evolves.

It is our intent that media and analyst relations will be a critical component to our promotional campaign. We believe that press coverage of our products is a cost-efficient way to increase visibility and establish credibility. We intend to purchase press coverage with the objective of generating further interest and visibility in industry, general business and regional publications.

We expect to maintain a presence in the industry by promoting our products at selective trade shows, as part of our promotional activities. Trade shows should give us the opportunity to enhance our image, establish business relationships, meet with industry analysts and press, as well as research the market and the competition.

All our promotional and print advertising are expected to have a reference to our website. The website will primarily be used for advertising and customer education purposes. It is expected that our website could evolve into an e-commerce solution in the future.

We will market and promote our website on the Internet. Our marketing strategy is to promote our services and products and attract businesses to our website. Our marketing initiatives include:

  o utilizing direct response print advertisements placed primarily in small business, entrepreneurial, and financially-oriented magazines and special interest magazines;
  o    links to industry focused websites;
  o advertising by television, radio, banners, affiliated marketing and direct mail;
  o    presence at industry tradeshows; and
  o entering into affiliate marketing relationships with website providers to increase our access to Internet business consumers.


Affiliate marketing means that we would place a link to our website or a banner advertisement on the websites of other companies in exchange for placing their link or banner advertisement on our website. Such marketing increases access to users because the users of other websites may visit our website as a result of those links or banner advertisements.

Growth Strategy. Our objective is to become a dominant provider of convention industry software. Our strategy is to provide clients with exceptional personal service and the best convention software. Key elements of our strategy include:

  o    continue and expand our website;
  o    increase the number of Internet users to our website;
  o    increase our relationships with businesses and convention centers; and
  o    provide additional services for businesses and consumers.

Our Competition. The markets in which we sell our convention software is intensely competitive, subject to rapid change, and significantly affected by new product introductions and related marketing activities of industry participants. We expect competition to increase in the future from existing competitors and from companies that may enter our existing or future markets with similar or substitute solutions that may be less costly or provide better performance or functionality than our products. Many of our current and potential competitors have longer operating histories, greater name recognition, more and larger customers, significantly greater financial, technical, marketing and other resources than ours. As a result, these competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements, or devote greater resources to the development, promotion and sale of their products than we may be able to do. They could also use their superior financial resources, market power, service or technical resources and existing customers to compete effectively against us. There are no significant barriers to entry in this area and, thus, there can be no assurance that other companies will not choose to create similar convention software.

Competitors possess industry-specific expertise that may enable them to offer a solution where they already have a reputation among potential customers. There can be no assurance that these competitors, some of whom have significantly greater resources than we do, will not market competitive software in the future. It is also possible that new competitors or alliances among competitors will emerge and rapidly acquire significant market share.

To be successful in the future, we must continue to respond promptly and effectively to the challenges of changing customer requirements, technological change and competitors' innovations. Increased competition will probably, result in price reductions, reduced gross margins and loss of market share, any of which could materially adversely affect our business, financial condition, results of operations and business prospects. Additionally, we may be required to reduce prices or increase spending in response to competition in order to pursue new market opportunities or to invest in research and development efforts and, as a result, our operating results in the future may be adversely affected. There can be no assurance that we will be able to compete successfully against current and future competitors or that competitive pressures we will encounter will not materially adversely affect our business, financial condition, results of operations and business prospects.

Proprietary Rights. Our success depends in part upon our ability to preserve our trade secrets and operate without infringing the proprietary rights of other parties.

Our Research and Development. We are not currently conducting any research and development activities. We do not anticipate conducting such activities in the near future. If we generate significant revenues, we may expand our product line by entering into distribution relationships with third party manufacturers.

Government Regulation. We are not currently subject to direct federal, state or local regulation other than regulations applicable to businesses generally or directly applicable to electronic commerce. The Internet, however, is increasingly popular. As a result, it is possible that a number of laws and regulations may be adopted with respect to the Internet. These laws may cover issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Furthermore, the growth of electronic commerce may result in demand for more stringent consumer protection laws. Several states have proposed legislation to limit the uses of personal user information gathered online or require online services to establish privacy policies. The Federal Trade Commission has also initiated action against at least one online service regarding the manner in which personal information is collected from users and provided to third parties. We do not provide personal information regarding our users to third parties. The adoption of such consumer protection laws, however, could create uncertainty in Internet usage and reduce the demand for our products and services.

We are not certain how our business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, obscenity and export or import matters. The vast majority of such laws were adopted prior to the advent of the Internet. As a result, they do not contemplate or address the unique issues of the Internet and related technologies. Changes in laws intended to address such issues could create uncertainty in the Internet market place. Such uncertainty could reduce demand for our services or increase the cost of doing business as a result of litigation costs or increased service delivery costs.

In addition, because our services are available on the Internet in multiple states and foreign countries, other jurisdictions may claim that we are required to qualify to do business in each such state or foreign country. We are qualified to do business only in Nevada. Our failure to qualify in a jurisdiction where we are required to do so could subject us to taxes and penalties. It could also hamper our ability to enforce contracts in such jurisdictions. The application of laws or regulations from jurisdictions whose laws do not currently apply to our business could have a material adverse effect on our business, results of operations and financial condition.

Employees. As of the date of this Memorandum, we have 1 employee, our president, Mr. Buckley. We anticipate that we will not hire any employees in the next six months, unless we generate significant revenues or, in the alternative, raise capital from the sale of our securities. We believe our future success depends in large part upon the continued service of our Mr. Buckley and our ability to attract and retain managerial personnel.

Facilities. Our executive, administrative and operating offices are located at 7828 Birch Bay Drive JL404, Blaine, Washington.

Management's Discussion and Analysis of Financial Condition and
Results of Operations
-------------------------------------------------------------------------------

Liquidity and Capital Resources. We were incorporated on August 12, 1998, and our only material expenses have been start up and general and administrative expenses totaling approximately $9,700 from inception to December 31, 2000 and $11,320 from inception to March 31, 2001. Our only current sources of capital are cash currently maintained in our bank accounts and the future sale of our equity securities. We will require additional financing, and there is no assurance, however, that such additional financing will be available. During the period from August 12, 1998 (the date of our formation) to December 31, 2000 we received $16,200 as proceeds from the issuance of promissory notes. After payment of development and operating expenses, we had cash and cash equivalents of $200 at December 31, 2000.

Results of Operations. We have not yet realized any revenue from operations. Our expenses of approximately $19,072 consist of start-up costs from August 12,1998, through December 31, 2000.

Our Plan of Operation for the Next Twelve Months. Our plan of operation is materially dependent on our ability to obtain additional financing, either through loans from shareholders, loans from third parties, or from the sale of our securities. We do not anticipate generating any revenues in the next twelve months.

We expect that our expenses for the next twelve months will be approximately $400,000. We anticipate requiring approximately $200,000 over the next twelve months for employee wages; $20,000 to lease facilities; $50,000 for professional fees; $30,000 for office furnishings and equipment, including computer equipment; $10,000 for website development; and $90,000 for working capital. If we are unable to generate revenues, then we anticipate that our expenses for the next twelve months will be limited to the day-to-day expenditures necessary to conduct business, such as administrative expenses which includes costs to maintain our telephone system and website.

There can be no assurance that additional funding will be available on, favorable terms, if at all. If adequate funds are not available, we may be required to curtail operations significantly or to obtain funds by entering into arrangements with collaborative partners or others that may require us to relinquish rights to certain of the products we intend to retail. However, our prediction for the period of time through which our financial resources will be adequate to support our operations is a forward-looking statement that involves risks and uncertainties, and actual results could fail as a result of a number of factors.

Our plan of operation for the next 12 months depends on raising sufficient capital to complete our development and marketing requirements.

Description of Property
-----------------------

Property held by us. As of March 31, 2001, we held the following property:

============================================ ==================================
Cash                                          $185
-------------------------------------------- ----------------------------------
Property and Equipment - software             $9,372
============================================ ==================================

Our Facilities.  Our sole officer and director is currently providing us with
--------------   office space at no charge.

Certain Relationships and Related Transactions
----------------------------------------------

Conflicts Related to Other Business Activities. Mr. Buckley, our only officer and sole director, and other persons who may serve as officers or directors in the future, may have existing responsibilities and, in the future, may have additional responsibilities, to provide management and services to other entities in addition to us. As a result, conflicts of interest between us and the other entities may occur from time to time.

We will attempt to resolve any such conflicts of interest in our favor. Our officers and directors are accountable to us and our shareholders as fiduciaries, which requires that such officers and directors exercise good faith and integrity in handling our affairs. A shareholder may be able to institute legal action on our behalf or on behalf of that shareholder and all other similarly situated shareholders to recover damages or for other relief in cases of the resolution of conflicts in any manner prejudicial to us.

Related Party Transactions.

Our sole officer and director holds a promissory note from us in the principal amount of $900.00.

In the period from August 12, 1998, to December 31, 1998, we incurred professional fees amounting to $9,500.00, charged to general and administrative expenses, from a corporation controlled by one of our largest stockholders. The transaction was in the normal course of our business and has been recorded in our financial statements at the amount paid, which is estimated to equal the fair value of those services.

Market for Common Equity and Related Stockholder Matters
--------------------------------------------------------

Reports to Security Holders. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that website is http://www.sec.gov.

There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. There are no outstanding shares of our common stock that could be sold pursuant to Rule 144 pursuant to the Securities Act of 1933 or that we have agreed to register pursuant to the Securities Act of 1933 for sale by security holders. The approximate number of holders of record of shares of our common stock is two hundred seventy-one
(271).

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

Penny Stock Regulation. Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

  o a description of the nature and significance of risk in the market for penny stocks in both public offerings and secondary trading;
  o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities' laws;
  o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
  o    a toll-free telephone number for inquiries on disciplinary actions;
  o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
  o such other information and is in such form (including language, type, size and format), as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

  o    the bid and offer quotations for the penny stock;
  o the compensation of the broker-dealer and its salesperson in the transaction;
  o the number of shares to which such bid and ask prices apply, or other comparable information relating to the size and liquidity of the market for such stock; and
  o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Executive Compensation
----------------------

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table. Neither our Chief Executive Officer nor any of our other executive officers currently receive, or have historically ever received, any compensation from the company. We anticipate compensating our executive officers if we obtain adequate financing which would enable us to do so after paying all other necessary operating expenses. In the interim, our Board of Directors may adopt an incentive stock option plan for our executive officers which would result in securities-based compensation.

Compensation of Directors. Our directors who are also our employees receive no extra compensation for their service on our Board of Directors.

Financial Statements
--------------------


                             Financial Statements of

                             Zomex Distribution Inc.

                        (A Development Stage Enterprise)

                        Three months ended March 31, 2001

Zomex Distribution Inc.
(A Development Stage Enterprise)
Balance Sheets

$ United States

March 31, 2001 and December 31, 2000
----------------------------------------------------------------------------------------------
                                                                 March 31,       December 31,
                                                                     2001               2000
                                                               (Unaudited)
----------------------------------------------------------------------------------------------
Assets
Current assets
     Cash                                                   $          185      $         200

Software                                                             9,372              9,372
Accumulated depreciation                                            (9,372)            (9,372)
----------------------------------------------------------------------------------------------
                                                                       -                  -
----------------------------------------------------------------------------------------------
                                                            $          185      $         200
----------------------------------------------------------------------------------------------
Liabilities and Stockholders' Deficiency

Current liabilities:
    Promissory notes (note 2)                               $        9,900      $       9,900
    Stockholder loan (note 3)                                        1,605                -
---------------------------------------------------------------------------------------------
                                                                    11,505                -
Stockholders' deficiency
    Capital stock
      Authorized:
          10,000,000 non-voting preferred shares with a par value of
         $0.001 each 100,000,000 common shares with a par value of
         $0.001 each,
      Issued:
           9,371,905 common shares                                  9,372              9,372
    Deficit accumulated during the development stage              (20,692)           (19,072)
---------------------------------------------------------------------------------------------
                                                                  (11,320)            (9,700)
---------------------------------------------------------------------------------------------
                                                            $         185       $        200
---------------------------------------------------------------------------------------------






                 See accompanying notes to financial statements.

Zomex Distribution Inc.
(A Development Stage Enterprise)
Statements of Loss
(Unaudited)

$ United States

--------------------------------------------------------------------------------------------------
                                                        From
                                                   Inception       Three months       Three months
                                           (August 12, 1998)              ended              ended
                                                 to March 31,         March 31,          March 31,
                                                        2001               2001               2000
---------------------------------------------------------------------------------------------------
Expenses
     Depreciation                               $      9,372        $       -        $       1,172
     General and administrative                       11,320              1,620                 15
----------------------------------------------------------------------------------------------------
                                                      20,692              1,620              1,197
----------------------------------------------------------------------------------------------------
Loss                                            $    (20,692)       $    (1,620)     $      (1,197)
----------------------------------------------------------------------------------------------------
Weighted average number of common
  shares outstanding, basic and diluted            7,450,713          9,371,905          9,371,905

Loss per common share, basic and diluted        $      (0.00)       $     (0.00)     $       (0.00)
----------------------------------------------------------------------------------------------------






         See accompanying notes to financial statements.

Zomex Distribution Inc.
(A Development Stage Enterprise)
Statement of Stockholders' Deficiency and Comprehensive Loss

$ United States

Three months ended March 31, 2001 (unaudited) and years ended December 31, 2000 and 1999 and period from inception (August 12, 1998) to December 31, 1998

---------------------------------------------------------------------------------------------------------------
                                                        Capital Stock            Deficit
                                                        -------------          Accumulated
                                                        Common Shares           During the
                                                        -------------          Development
                                       Number              Amount                 Stage              Total
---------------------------------------------------------------------------------------------------------------
Balance at inception,
  (August 12, 1998)                      -         $         -           $         -       $          -

Comprehensive loss
  Loss                                   -                   -                   (9,590)            (9,590)
---------------------------------------------------------------------------------------------------------------
Balance, December 31, 1998               -                   -                   (9,590)            (9,590)

Shares issued on acquisition
  of software                       9,371,905               9,372                  -                 9,372

Comprehensive loss
     Loss                                -                   -                   (4,736)            (4,736)
---------------------------------------------------------------------------------------------------------------
Balance, December 31, 1999          9,371,905               9,372               (14,326)            (4,954)

Comprehensive loss
     Loss                                -                   -                   (4,746)            (4,746)
---------------------------------------------------------------------------------------------------------------
Balance, December 31, 2000          9,371,905               9,372               (19,072)            (9,700)
---------------------------------------------------------------------------------------------------------------
Comprehensive loss
     Loss                                -                   -                   (1,620)            (1,620)

Balance, March 31, 2001             9,371,905      $        9,372        $      (20,692)   $       (11,320)
---------------------------------------------------------------------------------------------------------------






                 See accompanying notes to financial statements.

Zomex Distribution Inc.
(A Development Stage Enterprise)
Statements of Cash Flows
(Unaudited)

$ United States

---------------------------------------------------------------------------------------------------------
                                                               From
                                                           Inception      Three months      Three months
                                                   (August 12, 1998)             ended             ended
                                                         to March 31,         March 31,         March 31,
                                                                2001              2001              2000
---------------------------------------------------------------------------------------------------------
Cash provided by (used in):

Operating activities
     Cash paid to service providers (note 4)            $    (11,320)      $     (1,620)     $      (15)

Financing activities
     Loan from stockholder                                    1,605              1,605               -
     Proceeds from issuance of
        promissory notes                                     16,200                -                 -
     Repayment of promissory notes                           (6,300)               -                 -
---------------------------------------------------------------------------------------------------------
                                                             11,505             1,605                -
---------------------------------------------------------------------------------------------------------
Increase (decrease) in cash                                     185               (15)              (15)

Cash, beginning of period                                      -                  200               310
---------------------------------------------------------------------------------------------------------
Cash, end of period                                     $      185         $      185       $       295
---------------------------------------------------------------------------------------------------------
Supplemental cash flow information:
     Interest paid                                      $      -           $       -        $        -
     Income taxes paid                                         -                   -                 -
----------------------------------------------------------------------------------------------------------
Non-cash financing activities:
     Shares issued on acquisition
        of software                                     $    9,372         $       -        $         -
----------------------------------------------------------------------------------------------------------






                 See accompanying notes to financial statements.

Zomex Distribution Inc.
(A Development Stage Enterprise)
Notes to Financial Statements
(Unaudited)

$ United States

Three months ended March 31, 2001
----------------------------------------------------------------------

1.     Significant accounting policies:

       (a)   Going concern

             These financial statements have been prepared on a going concern basis, which assumes the realization of assets and liquidation of liabilities in the normal course of business. As shown in the financial statements, the Company has not generated revenues and has an accumulated deficit since inception of $20,692. This factor, among others raises substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern is dependent on its ability to generate future profitable operations and to receive continued financial support from its stockholders and other investors.

             Management's plans with respect to generating future profitable operations include the development of its software. In addition, management anticipates that certain stockholders will provide additional funds in the form of stockholders loans to finance continued operations and that the Company will be able to obtain additional funding through public or private sales of securities.

       (b)   General

            The information included in the accompanying interim financial statements has been prepared by management, is unaudited and should be read in conjunction with the annual audited financial statements and notes for the fiscal year ended December 31, 2000. In the opinion of management, all adjustments, consisting solely of normal recurring adjustments, necessary for fair presentation of the results of operations for the interim periods presented have been reflected herein. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the entire fiscal year.


2.     Promissory notes:

       The promissory notes are unsecured, non-interest bearing and were due on March 16, 2001. All of the promissory notes are payable to related parties who are stockholders of the Company. The note holders have taken no action to enforce repayment.


3.     Stockholder loan:

       The stockholder loan is unsecured, non-interest bearing and is due on demand.

Zomex Distribution Inc.
(A Development Stage Enterprise)
Notes to Financial Statements
(Unaudited)

$ United States

Three months ended March 31, 2001

-----------------------------------------------------------------------------------------------------
4.     Supplementary cash flow information:

       Reconciliation of loss to cash used in operating activities
-----------------------------------------------------------------------------------------------------
                                                          From
                                                      Inception        Three months      Three months
                                              (August 12, 1998)              ended              ended
                                                    to March 31,          March 31,          March 31,
                                                           2001               2001               2000
-----------------------------------------------------------------------------------------------------
       Loss                                         $   (20,692)      $     (1,620)     $      (1,197)
       Adjustment for depreciation                        9,372                -                1,172
-----------------------------------------------------------------------------------------------------
       Cash used in operating activities            $   (11,320)      $     (1,620)     $         (15)
-----------------------------------------------------------------------------------------------------

                             Financial Statements of

                             Zomex Distribution Inc.

                        (A Development Stage Enterprise)

                           December 31, 2000 and 1999


-------------------------------------------------------------------------------

                          INDEPENDENT AUDITORS' REPORT



To the Directors and Stockholders of Zomex Distribution Inc.

We have audited the accompanying balance sheets of Zomex Distribution Inc. (a development stage enterprise) as at December 31, 2000 and 1999 and the related statements of loss, stockholders' deficiency and comprehensive loss and cash flows for the years ended December 31, 2000 and 1999 and the periods from inception (August 12, 1998) to December 31, 1998 and from inception (August 12, 1998) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Zomex Distribution Inc. as at December 31, 2000 and 1999 and the results of its operations and its cash flows for the years ended December 31, 2000 and 1999 and the periods from inception (August 12, 1998) to December 31, 1998 and from inception (August 12, 1998) to December 31, 2000, in accordance with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has not generated revenues and has an accumulated deficit since inception. These factors, among others, as discussed in note 1(a), raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in note 1(a). The financial statements do not include any adjustments that might result from the outcome of these uncertainties.



signed "KPMG LLP"



Kelowna, Canada

May 30, 2001

Zomex Distribution Inc.
(A Development Stage Enterprise)
Balance Sheets

$ United States

December 31, 2000 and 1999

-----------------------------------------------------------------------------------------------------------
                                                                                    2000               1999
-----------------------------------------------------------------------------------------------------------

Assets

Current assets
     Cash                                                               $            200    $           260

Software                                                                           9,372              9,372
Accumulated depreciation                                                          (9,372)            (4,686)
-----------------------------------------------------------------------------------------------------------
                                                                                     -                4,686
-----------------------------------------------------------------------------------------------------------
                                                                        $            200    $         4,946
-----------------------------------------------------------------------------------------------------------


Liabilities and Stockholders' Deficiency

Current liabilities:
    Promissory notes (note 2)                                           $          9,900    $         9,900

Stockholders' deficiency
    Capital stock
      Authorized:
          10,000,000 non-voting preferred shares with a par value of
         $0.001 each 100,000,000 common shares with a par value of
         $0.001 each,
      Issued:
           9,371,905 common shares                                                 9,372              9,372
    Deficit accumulated during the development stage                             (19,072)           (14,326)
-----------------------------------------------------------------------------------------------------------
                                                                                  (9,700)            (4,954)
-----------------------------------------------------------------------------------------------------------
                                                                        $            200    $         4,946
-----------------------------------------------------------------------------------------------------------


         See accompanying notes to financial statements.


         Approved by the Board:

                                                                  ,  Director
         ---------------------------------------------------------

                                                                  ,  Director
         ---------------------------------------------------------

Zomex Distribution Inc.
(A Development Stage Enterprise)
Statements of Loss

$ United States

--------------------------------------------------------------------------------------------------------------------
                                                    From                                             Period from
                                               Inception                                               Inception
                                       (August 12, 1998)        Year ended         Year ended   (August 12, 1998)
                                         to December 31,       December 31,      December 31,    to December 31,
                                                    2000              2000               1999               1998
--------------------------------------------------------------------------------------------------------------------
Expenses
     Depreciation                          $       9,372      $      4,686        $     4,686      $           -
     General and administrative                    9,700                60                 50              9,590
--------------------------------------------------------------------------------------------------------------------
                                                  19,072             4,746              4,736              9,590
--------------------------------------------------------------------------------------------------------------------
Loss                                       $     (19,072)     $     (4,746)       $    (4,736)     $      (9,590)
--------------------------------------------------------------------------------------------------------------------
Weighted average number of common
shares outstanding, basic and diluted          7,252,197         9,371,905          7,934,024                 -

Loss per common share, basic and diluted   $       (0.00)     $      (0.00)       $     (0.00)     $          -
--------------------------------------------------------------------------------------------------------------------




                 See accompanying notes to financial statements.

Zomex Distribution Inc.
(A Development Stage Enterprise)
Statement of Stockholders' Deficiency and Comprehensive Loss

$ United States

Years ended December 31, 2000 and 1999 and period from inception
(August 12, 1998) to December 31, 1998

--------------------------------------------------------------------------------------------------------------------
                                                        Capital Stock                  Deficit
                                                      -----------------               Accumulated
                                                        Common Shares                 During the
                                                        -------------                 Development
                                                 Number              Amount              Stage               Total
--------------------------------------------------------------------------------------------------------------------
Balance at inception,
  (August 12, 1998)                                -            $      -              $      -           $        -

Comprehensive loss
  Loss                                             -                   -                   (9,590)            (9,590)
--------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1998                         -                   -                   (9,590)            (9,590)

Shares issued on acquisition
  of software                                 9,371,905               9,372                  -                 9,372

Comprehensive loss
     Loss                                          -                   -                   (4,736)            (4,736)
--------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1999                    9,371,905               9,372               (14,326)            (4,954)

Comprehensive loss
     Loss                                          -                   -                   (4,746)            (4,746)
--------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2000                    9,371,905         $     9,372           $    (19,072)      $     (9,700)
--------------------------------------------------------------------------------------------------------------------




         See accompanying notes to financial statements.

 Zomex Distribution Inc.
 (A Development Stage Enterprise)
 Statements of Cash Flows

 $ United States

---------------------------------------------------------------------------------------------------------------------
                                                         From                                             Period from
                                                    Inception                                               Inception
                                            (August 12, 1998)        Year ended         Year ended   (August 12, 1998)
                                              to December 31,       December 31,      December 31,    to December 31,
                                                         2000              2000               1999               1998
---------------------------------------------------------------------------------------------------------------------
 Cash provided by (used in):

 Operating activities
      Cash paid to service providers (note 4)     $     (9,700)     $      (60)      $      (50)      $    (9,590)

 Financing activities
      Proceeds from issuance of
         promissory notes                               16,200              -                 -                16,200
      Repayment of promissory notes                     (6,300)             -                 -                (6,300)
---------------------------------------------------------------------------------------------------------------------
                                                         9,900              -                 -                 9,900
---------------------------------------------------------------------------------------------------------------------
 Increase (decrease) in cash                               200             (60)              (50)               310

 Cash, beginning of period                                 -               260               310                -

---------------------------------------------------------------------------------------------------------------------
 Cash, end of period                              $       200       $      200        $      260     $          310
---------------------------------------------------------------------------------------------------------------------

 Supplemental cash flow information:
      Interest paid                               $        -        $       -         $      -       $          -
      Income taxes paid                                    -                -                -                  -
---------------------------------------------------------------------------------------------------------------------
 Non-cash financing activities:
      Shares issued on acquisition
         of software                              $      9,372      $       -         $    9,372     $          -
---------------------------------------------------------------------------------------------------------------------




         See accompanying notes to financial statements.

 Zomex Distribution Inc.
 (A Development Stage Enterprise)
 Notes to Financial Statements

 $ United States

 Years ended December 31, 2000 and 1999 and the period from inception (August 12, 1998) to December 31, 1998
-----------------------------------------------------------------------

 The Company was incorporated under the laws of the State of Nevada on August 12, 1998. The Company's principal activity is software development.

 1.     Significant accounting policies:

        (a)   Going concern

              These financial statements have been prepared on a going concern basis, which assumes the realization of assets and liquidation of liabilities in the normal course of business. As shown in the financial statements, the Company has not generated revenues and has an accumulated deficit since inception of $19,072. This factor, among others raises substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern is dependent on its ability to generate future profitable operations and to receive continued financial support from its stockholders and other investors.

              Management's plans with respect to generating future profitable operations include the development of its software. In addition, management anticipates that certain stockholders will provide additional funds in the form of stockholders loans to finance continued operations and that the Company will be able to obtain additional funding through public or private sales of its securities.

        (b)   Use of estimates

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

              The estimated useful life and recoverable amount of the Company's software asset are based on management estimates. Management reviews these estimates on an annual basis and, where necessary, makes adjustments prospectively.

        (c)   Software

              Software is recorded at cost. Depreciation is provided on a straight-line basis over 2 years.

        (d)   Loss per share

              Basic loss per share has been calculated using the weighted average number of common shares outstanding during the period. As the Company has a loss in each of the periods presented, basic and diluted loss per share is the same.

 Zomex Distribution Inc.
 (A Development Stage Enterprise)
 Notes to Financial Statements

 $ United States

 Years ended December 31, 2000 and 1999 and the period from inception (August 12, 1998) to December 31, 1998

-----------------------------------------------------------------------

 1.     Significant accounting policies (continued):

        (e)   Income taxes

             The Company accounts for income taxes by the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and their respective tax bases, and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Although the Company has loss carryforwards available, no amount has been reflected on the balance sheet for deferred income taxes as any deferred income tax asset has been fully offset by a valuation allowance.

        (f)   Financial instruments

              The fair value of cash approximates its carrying value due to its relatively short period to maturity. The fair value of promissory note payable is not determinable due to the absence of an active trading market for such instruments. The maximum credit risk exposure for all financial assets is the carrying amount of that asset.

        (g)   Accounting standards change

             In December, 2000, the Securities and Exchange Commission in the United States issued staff Accounting Bulletin
             No. 101 "Revenue Recognition in Financial Statements". Adoption of this statement did not impact the Company's results of operations or financial position.

 2.     Promissory notes:

        The promissory notes are unsecured, non-interest bearing and are due on March 16, 2001. All of the promissory notes are payable to related parties who are stockholders of the Company.

Zomex Distribution Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

$ United States

Years ended December 31, 2000 and 1999 and the period from inception (August 12, 1998) to December 31, 1998

----------------------------------------------------------------------

3.     Supplementary cash flow information:

       Reconciliation of loss to cash used in operating activities

--------------------------------------------------------------------------------------------------------------------
                                                        From                                             Period from
                                                   Inception                                               Inception
                                           (August 12, 1998)        Year ended         Year ended   (August 12, 1998)
                                             to December 31,       December 31,      December 31,    to December 31,
                                                        2000              2000               1999               1998
--------------------------------------------------------------------------------------------------------------------

       Loss                                      $    (19,072)     $    (4,746)      $     (4,736)     $      (9,590)
       Adjustment for depreciation                      9,372            4,686              4,686               -

--------------------------------------------------------------------------------------------------------------------
       Cash used in operating activities         $     (9,700)     $       (60)      $        (50)     $      (9,590)
--------------------------------------------------------------------------------------------------------------------

 4.     Related party transactions:

        In the year ended December 31, 1999, the Company acquired software from a corporation in exchange for the issuance of common shares. The transaction did not result in a substantial change of ownership of the software as the vendor, which obtained a controlling block of the Company's shares, controlled the software before and after the transaction. Accordingly, the transaction has been recorded at the software's historical cost basis to the vendor as determined under generally accepted accounting principles.

        In the period from August 12, 1998 to December 31, 1998, the Company incurred professional fees amounting to $9,500, charged to general and administrative expenses, from a corporation controlled by a stockholder of the Company. The transaction was in the normal course of the Company's operations and accordingly, has been recorded at the exchange amount of consideration which management estimates approximates the fair value for these services.

Changes in and Disagreements with Accountants on Accounting and
Financial Disclosure
-------------------------------------------------------------------------------
There have been no disagreements with our accountants since our formation required to be disclosed pursuant to Item 304 of Regulation S-B.

                                     EXPERTS

Our financial statements as at and for years ended December 31, 2000 and 1999 and for the periods from inception (August 31, 1998) to December 31, 1998, and from inception (August 31, 1998) to December 31, 2000, appearing in this prospectus which is part of a Registration Statement have been audited by KPMG LLP and are included in reliance upon the report of KPMG LLP and upon the authorization of such firm as experts in accounting and auditing. The report of KPMG LLP on the December 31, 2000 financial statements includes an explanatory paragraph that states that our not having generated revenue and our accumulated deficit since inception raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                             ADDITIONAL INFORMATION

We have filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933 with respect to the common stock offered by the selling security holders. This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement. For further information regarding our company and our common stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed as a part of the Registration Statement.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers
-----------------------------------------

Section 78.7502 of the Nevada General Corporation Law provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to or is involved in any pending, threatened, or completed civil, criminal, administrative, or arbitration action, suit, or proceeding, or any appeal therein or any inquiry or investigation which could result in such action, suit, or proceeding, because of his or her being or having been our director, officer, employee, or agent or by reason of his or her being or having been a director, officer, employee, or agent of any other corporation, partnership, joint venture, trust or other enterprise, serving as such at our request, from and against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 78.7502 of the Nevada General Corporation Law also provides for mandatory indemnification to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of certain claims, issues or matters.

Article VIII of our Articles of Incorporation provides that we shall indemnify any director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil or criminal, judicial, administrative or investigative, by reason of the fact that he or she is or was serving at our request as a director, officer or member of another corporation, partnership, joint venture, trust or other enterprise, if he or she acted in good faith or in a manner he or she reasonably believed to be in our best interests. With respect to any criminal action or proceeding, he or she must have had no reasonable cause to believe his or her conduct was unlawful. Article VIII of our Articles of Incorporation also provides that:

  o we shall indemnify any officer or director who has been successful on the merits, or otherwise, in defense of any action, suit, or proceeding against all expenses reasonably incurred by him or herin connection with out the necessity of an independent determination that such director or officer met any appropriate standard of conduct;
  o such indemnification shall continue as to any person who has ceased to be an officer or director; and
  o we shall have the power to make any other or further indemnification except an indemnification against gross negligence or willful misconduct, under any resolution or agreement duly adopted by our board of directors, or duly authorized by a majority of our shareholders.

Article IX of our Articles of Incorporation provides that no director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, that the foregoing shall not apply to any liability of a director for any action for which the Nevada Business Corporation Act proscribes this limitation, and then only to the extent that this limitation is specifically proscribed.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Indemnification Agreements. We anticipate that we will enter into indemnification agreements with each of our directors and executive officers pursuant to which we will agree to indemnify each such director and officer for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director. To be entitled to indemnification by us, such director and officer must have acted in good faith and in a manner such officer believed to be in our best interests and, with respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities resulting from the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution
-------------------------------------------

We will pay all expenses in connection with the registration and sale of the common stock by the selling security holders. The estimated expenses of issuance and distribution are set forth below.

======================================= ===================== ===============
Registration Fees                       Approximately                $247.42
--------------------------------------- --------------------- ---------------
Transfer Agent Fees                     Approximately                $500.00
--------------------------------------- --------------------- ---------------
Costs of Printing and Engraving         Approximately                $400.00
--------------------------------------- --------------------- ---------------
Legal Fees                              Approximately             $10,000.00
--------------------------------------- --------------------- ---------------
Accounting Fees                         Approximately             $10,000.00
======================================= ===================== ===============

Recent Sales of Unregistered Securities
---------------------------------------

There have been no sales of unregistered securities within the last three (3) years which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

In the year ended December 31, 1999, we acquired software from Trans-National Software Distributors, Ltd., a Nevada corporation, by the issuance of 9,371,905 shares of our $.001 par value common stock. The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated pursuant to that Act by the Securities and Exchange Commission.

Exhibits
--------

         Copies of the following documents are filed with this Registration Statement as exhibits:

Exhibit No.
-----------

1.                         Underwriting Agreement (not applicable)

3.1                        Articles of Incorporation
                           (Charter Document)

3.2                        Bylaws

5.                         Opinion Re: Legality

8.                         Opinion Re: Tax Matters (not applicable)

10.                        Bill of Sale and Exchange Agreement

11.                        Statement Re: Computation of Per Share Earnings*

15.                        Letter on unaudited interim financial information
                           (not applicable)

23.1                       Consent of Auditors

23.2                       Consent of Counsel**

24.                        Power of Attorney (not applicable)

*                          Included in Financial Statements
**                         Included in Exhibit 5

Undertakings
------------

A. Insofar as indemnification for liabilities arising pursuant to the Securities Act of 1933 may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification regarding such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, litigation or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To specify in the prospectus any facts or events occurring after the effective date of the Registration Statement
                  (or most recent) post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability pursuant to the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on our behalf by the undersigned, in the city of Kelowna, British Columbia, Canada, on July 20, 2001.

                                                 Zomex Distribution, Inc.,
                                                 a Nevada corporation

                                By:        /s/ Peter C. Buckley
                                         ---------------------------------
                                Its:      President, Secretary and Treasurer


In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed on this 20th day of July, 2001, by the following persons in the capacities and on the dates stated:


 /s/ Peter C. Buckley                       July 20, 2001
------------------------------------        -------------
     Director